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                                                                  EXHIBIT (10)-1
                           ASSET PURCHASE AGREEMENT

     This Asset Purchase (hereinafter referred to as the "Agreement") is made and entered into by and between United Restaurants, Inc. T/A Grand Havana Room, (hereinafter referred to as "Seller") and Thursdays Restaurant Group, LLC, (hereinafter referred to as "Purchaser".)

WITNESSETH

     WHEREAS, Seller owns the business formerly trading as Grand Havana Room (hereinafter referred to as the "Restaurant"), located at 1220 19th Street NW, Washington, DC (hereinafter referred to as the "Premises") and Seller desires to sell to Purchaser and Purchaser desires to buy from the Seller the Assets ("Assets") of the business including, but not limited to, the equipment, furniture, fixtures, furnishings, inventory, leasehold and leasehold improvements, and the sublease of the Premises pursuant to Section 2.

     NOW, THEREFORE, in consideration for the mutual promises contained herein and for other good and valuable consideration, it is as follows:

     DEFINITIONS
     -----------

     A.   Equipment, Furnishings and Fixtures shall mean:
          -----------------------------------

          (i) all tables, chairs, booths, furniture, cabinetry, office furnishings, glassware, dishes, cutlery, cooking utensils, ovens, refrigerators, trade fixtures and other items of equipment owned by Seller which are presently used or are used on the date of Closing by the Seller in the conduct of the Restaurant business.

          (ii) all cash registers, computers, computer support equipment and software, telephone and communication systems, sound system and stereos, televisions, security systems, faxes, copiers and other office equipment owned by Seller which are presently used or are used on the date of Closing by the Seller in the conduct of the Business.

          (iii) all other supplies, maintenance equipment and other incidental tangible personal property owned by Seller and located at the Premises on the date hereof.

     B.   Inventory shall mean:
          ---------

          All unopened bottles of liquor, wine and beer; and all unopened packages or containers of food, stores and supplies approved and accepted by the Purchaser at closing.

          1. Subject to the terms and conditions set forth herein, Seller agrees to sell to
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Purchaser on the closing date set forth in this Agreement, free and clear of all liens, pledges and encumbrances of every kind, character and description whatsoever, and Purchaser agrees to purchase from Seller on the closing date all of the Assets of the Seller used in the operation of the Restaurant, which shall include the following:

               (a) All tangible personal property located on the premises occupied by the Restaurant;

               (b) All equipment, fixtures, furnishings, inventory, and leasehold and leasehold improvements, subject to the terms of the Lease, hereinafter referred to;

               (c) Photographs of some of the Assets were taken by digital camera by the Purchaser on the 25th day of January 1999.

          2. Seller shall deliver to the Purchaser a valid sublease (the "Sublease") for the Restaurant under the same terms and conditions of the current lease (the "Lease") dated the 23rd day of August 1996 between WRIT Limited Partnership (Landlord) and United Restaurants, Inc. T/A Grand Havana Room, annexed hereto as Exhibit 1.

          3. Upon execution of this Agreement all representatives of Seller shall resign as members and directors of the Grand Havana Room, Inc. ("Havana Corp"), a non-profit corporation, organized in the District of Columbia. Thereafter, Purchaser shall have the sole right to appoint members and directors, complete control of this corporation and ownership of its Assets, including its leasehold rights to the Restaurant.

          4.   Seller represents and warrants the following:

               (a) Seller owns good and marketable title to all of the Assets, free and clear of any mortgages, liens, encumbrances, charges, claims or security interests and will deliver the Assets at closing free and clear of any such encumbrances.

               (b) To the best of Seller's knowledge, the Restaurant and equipment are in good repair and no uncorrected notice of any violation of any building, zoning, health or other law relating to the Assets has been received by Seller.

               (c) Seller has paid or will pay prior to closing all federal and local taxes that are due with respect to the Assets and the conduct of the business of the Restaurant or that could constitute a lien on the Assets, including, but not limited to income, employment, withholding, sales, property, excise and franchise taxes.

               (d) There are no suits, actions, proceedings, or investigations now pending or threatened against or affecting the Seller that would affect the Assets, Seller's ability to transfer and convey the Assets, or the Purchaser's ability to conduct business at the restaurant.

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               (e)  That all issues regarding members of the private club Grand
Havana Room, a business which was conducted by the Seller at the Restaurant, have been settled and that no claims will be made by members or former members of this club against the Purchaser, the Assets or the corporation Grand Havana Room, Inc.

               (f) That a sublease has been executed between the Seller and Havana Corp. ("Havana Corp. Sublease"), under the same terms and conditions of the Lease and is in full force and effect and there are no amendments and modifications thereto. A true copy of the Havana Corp. Sublease is annexed hereto as Exhibit 2.

               (g) All third party vendors and creditors of Seller with respect to the Restaurant and the Premises and of Havana Corp have been paid in full and there are no liabilities and payments due to any party which could be a claim under any bulk sales transaction.

          5. The sale and purchase, as provided herein shall be consummated at a closing to be held at a site in Washington, D.C., mutually agreed upon by the parties hereto, on or before February 28, 1999 (hereinafter referred to as "closing date"), or in such other manner or at such other time and date as the parties may otherwise agree to in writing. Time is of the essence in this Agreement.

          6.   On closing date, Seller shall:

               (a)  Convey good marketable title to the Assets

               (b)  Provide any and all indemnification agreements

               (c) Certification that Havana Corp. Sublease is in full force and effect and that all rents and other charges are current to date of closing

               (d)  Execution and delivery of the Sublease

               (e) Evidence that Seller has fully complied with the applicable provisions of the District of Columbia Unified Commercial Code regarding bulk transfer or bulk sales.

          7. The consideration to be paid by the Purchaser to Seller shall be the sum of TWO HUNDRED AND TWENTY-FIVE THOUSAND DOLLARS ($225,000.00), hereinafter referred to as "purchase price", payable as follows:

          (a) Simultaneously with the signing of this Agreement, Purchaser will pay a deposit towards the purchase price of TEN THOUSAND AND 00/100 DOLLARS ($10,000.00).

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This deposit shall be non-refundable. At the time of closing this $10,000.00 payment shall be applied to the purchase price.

          (b) The sum of FIFTY THOUSAND DOLLARS AND 00/100 DOLLARS ($50,000.00) shall be paid at closing by cashier's check or certified check payable to Seller or by wire transfer at the time of closing.

          (c) The sum of FIFTY THOUSAND AND 00/100 DOLLARS shall be paid three days after the receipt by the Purchaser of a Class "C" license from the District of Columbia Alcohol Beverage Control Board.

          (d) The balance will be paid by the execution and delivery by the Purchaser of its promissory note in the principal amount of ONE HUNDRED AND FIFTEEN THOUSAND AND 00\100 DOLLARS ($115,000.00), payable in full in twelve months from the date of closing plus interest of 9% per annum.

     8. Seller hereby agrees to indemnify, defend and hold harmless Purchaser, its officers and employees against any and all loss, costs, damages, claims, and expenses (including reasonable attorney fees) which any of them may sustain at any time by reason of:

          (a) The inaccuracy of or failure to comply with or the existence of any facts in the inaccuracy of any material warranty, representation, covenant or agreement of the Seller contained in this Agreement or in any agreement or document delivered pursuant hereto or in connection with the Closing contemplated hereby;

          (b) Any event, action or failure to act occurring with respect to any aspect of Seller's operation of the Restaurant or ownership of the Assets prior to Closing, including but not limited to any claim for personal injury or property damage, or any claim for taxes, refund or payment which arises from any supplies or inventory purchased, products sold or service provided by Seller prior to Closing;

          (c) Any failure of Seller to comply with any applicable bulk sales or similar law in connection with the transactions contemplated by this Agreement;

          (d) Any employment claim, including but not limited to claims of discrimination and wrongful discharge, and any other claim with respect to the conduct of its business by Seller prior to Closing; or

          (e) Any claims by members or former members of the private club known as Grand Havana Room which was operated at the Restaurant by the Seller.

     9. The Purchaser shall not assume any liabilities or obligations of any kind of the Seller, all of which shall remain Seller's sole liability.

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     10.  This Agreement and Closing is subject and contingent upon the following:

          (a) Receipt by the Purchaser of approval from the Alcohol Control Board allowing the Purchaser to temporarily operate its business using the liquor license currently held by Grand Havana Club, Inc.

          (b) Execution and delivery of the Sublease consented to by Writ Limited Partnership.

     11. Seller warrants and agrees that it is a ___________ (state)__________ corporation registered to do business in _________________ , with full authority to enter into and perform in accordance with the terms of this Agreement and that it is the sole owner of the business Assets which are subject to the Agreement.

     12. This instrument contains the entire agreement between the parties with respect to the transaction referred to herein. Any changes, amendments or additions hereto shall be agreed to in writing and signed by both parties.

     13. This Agreement shall be constructed, interpreted, and enforced according to the laws of the District of Columbia.

     14. Insignia, ESG, being the agent of Seller in procuring this sale and procuring the tenant for the lease associated with it, shall receive from Seller the commission of $18,000. Said commission is to be paid out of the proceeds of this sale. Seller and Purchaser represent that no other broker was instrumental in procuring this sale, and agrees to indemnify and hold each other harmless from claims of any broker other than Insignia, ESG.

     15. This Agreement may be executed in counterparts, each of which shall be considered a duplicate original document. The parties may execute and deliver this document by telefax, which will be binding upon the party executing and delivering such telefacsimile signature as if it were original signature.

     IN WITNESS WHEREOF, the parties hereto do hereby ratify, accept and agree to all of the terms set forth herein, as of the 1st day of February, 1999.


SELLER:

ATTEST:                                  UNITED RESTAURANTS, INC.

     /s/ Shannon Taylor                  By:   /s/ Harry Shuster
-----------------------------                -------------------------------
                                               Harry Shuster, President

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ATTEST:                                  GRAND HAVANA CLUB, INC.

                                         By:   /s/ Harry Shuster
-----------------------------                -------------------------------
                                               Harry Shuster, President



                                   PURCHASER

WITNESS:

ATTEST:                                  THURSDAY RESTAURANT GROUP, LLC

        /s/ Dainell Howell               By:     /s/ Daryl A. Hill
-----------------------------                -------------------------------
                                              Darryl A. Hill Managing Member

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